                                                                     EXHIBIT 5.1

                             [STAFFMARK LETTERHEAD]


                               September 2, 1997

StaffMark, Inc.
302 East Millsap Road
Fayetteville, Arkansas 72703

Ladies and Gentlemen:

        In my opinion, the 376,162 shares of common stock being registered
under Registration Statement No. 333-     , when sold, will constitute legally
issued, fully paid, and non-assessable shares of StaffMark, Inc.

        I consent to the inclusion of this opinion in the Registration Statement and the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                    Very truly yours,



                                    GORDON Y. ALLISON
                                    Executive Vice President -- General Counsel